UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K/A-3
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 25, 2013

Amendment Date: January 16, 2014

HYDROPHI TECHNOLOGIES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-55050	27-2880472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRA Employer Identification No.)

3404 Oakcliff Road Suite C6 Doraville, GA	30340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (404) 974-9910

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE FOR AMENDMENT

This Amendment No. 3 to the Current Report on Form 8-K, dated September 25, 2013, is being filed to re-file an exhibit for which the Company has requested confidential treatment of certain items. The revised exhibit has been changed to include certain previously redacted information.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit No.	Description

10.1	Agreement and Plan of Merger, dated July 15, 2013, among the Registrant, HPT Acquisition Corp., and Hydro Phi Technologies, Inc.*

10.2	Form of Amendment to the Agreement and Plan of Merger.*

10.3	Form of Management Consulting Agreement between Crescendo Communications, LLC and Hydro Phi Technologies, Inc.*

10.4	Form of Warrant Agreement, issued by Registrant July 24, 2013, in connection with the Management Consulting Agreement with Crescendo Communications, LLC.*

10.5	Form of Warrant Agreement issued by Hydro Phi and assumed by the Registrant – Assumption Agreement, attached.*

10.6	Form of Employment Agreement between Registrant (subsidiary) and Roger Slotkin.*

10.7	Form of Distribution Agreement with Energia Vehicular Limpia S.A de C.V. dated August 22, 2013 (revised omission version, January 15, 2014) + #

23.1	Consent of Independent Auditors re financial statements included in Current Report.*

*	Previously filed with Current Report on Form 8-K
+	Filed herewith
#	Portions of this exhibit have been omitted pursuant to a request for confidential treatment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROPHI TECHNOLOGIES GROUP, INC.

Date: January 16, 2014	By:	/S/ Roger M. Slotkin

Roger M. Slotkin,
Chief Executive Officer and Director